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                                                                     EXHIBIT 3.1

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                            THE DECLARATION OF TRUST
                                       OF
                       HARTMAN COMMERCIAL PROPERTIES REIT

                                 APRIL 25, 2003

        Hartman Commercial Properties REIT, a real estate investment trust organized and existing under and by virtue of the Texas Real Estate Investment Trust Act (the "Trust"), does hereby certify that:

                                   ARTICLE ONE

        The name of the real estate investment trust is Hartman Commercial Properties REIT.

                                   ARTICLE TWO

        The Declaration of Trust of the Trust is hereby amended and restated in its entirety and the entire text of the Amended and Restated Declaration of Trust of the Trust is attached hereto as Exhibit A. Any amendment to the Trust's Declaration of Trust has been effected in conformity with the provisions of the Texas Real Estate Investment Trust Act. The complete text of the Amended and Restated Declaration of Trust is set forth on Exhibit A attached hereto and this text accurately copies the Trust's Declaration of Trust and all amendments to such Declaration of Trust that are in effect on the date hereof and as further amended by the restated Declaration of Trust approved by the shareholders of the Trust. The Amended and Restated Declaration of Trust contains no other alteration in any provision of the Trust's Declaration of Trust.

                                  ARTICLE THREE

        The Amended and Restated Declaration of Trust was approved and adopted by the shareholders of the Trust on April 11, 2003. The number of shares outstanding and entitled to vote on the approval and adoption of this Amended and Restated Declaration of Trust was 4,907,107. The number of shares that voted for the Amended and Restated Declaration of Trust was 3,540,156. The number of shares that voted against the Amended and Restated Declaration of Trust was 51,156.

                            [signature page follows]

                                        1

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IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment and Restatement of Declaration of Trust on behalf of Hartman Commercial Properties REIT as of the 25th day of April, 2003.

                                                 /s/ Allen R. Hartman
                                                 -----------------------------
                                                 Allen R. Hartman, President

STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )

        BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared Allen R. Hartman, in his capacity as President of Hartman Commercial Properties REIT, and acknowledged to me, Notary, in the presence of ______________________and _______________________, that he executed the foregoing instrument in the presence of the witnesses on behalf of the said entity, as his own free and voluntary act and deed, for the uses, purposes and considerations therein expressed.

        IN WITNESS WHEREOF, said Appearer has executed these presents together with me, Notary, and the undersigned competent witnesses, at my office in the County and State aforesaid, on the ___ day of April, 2003.

                                               My commission expires:

                                        2

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                                                                       EXHIBIT A

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                       HARTMAN COMMERCIAL PROPERTIES REIT

        Hartman Commercial Properties Trust, a real estate investment trust organized under the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"), hereby adopts the following Amended and Restated Declaration of Trust.

                                    ARTICLE I

                             THE TRUST; DEFINITIONS

        SECTION 1.1 Name. The name of the trust (the "Company") is "Hartman Commercial Properties REIT." An assumed name certificate setting forth such name has been filed in the manner prescribed by law.

        SECTION 1.2 Resident Agent and Principal Business Address. The street address of the Company's registered office is 1450 West Sam Houston Parkway, Suite 100, Houston, Texas 77043. The name of the Company's registered agent at that address is Allen R. Hartman. The address of the Company's principal office and place of business is 1450 West Sam Houston Parkway, Suite 100, Houston, Texas 77043.

        SECTION 1.3     Purpose.

        (a) The purpose of the Company is to purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve real property and interests in real property, and in general, to carry on any other business and do any other acts in connection with the foregoing and to have and exercise all powers conferred by the laws of the State of Texas upon real estate investment trusts formed under the Texas REIT Act, and to do any or all of the things hereinafter set forth to the same extent as natural persons might or could do. The term "real property" and the term "interests in real property" for the purposes stated herein shall not include severed mineral, oil or gas royalty interests. The Company will not commence business until it has received for the issuance of Shares consideration of at least $1,000 value.

        (b) Without in any manner limiting the generality of the foregoing, and in addition to all the powers conferred by the laws of the State of Texas now or hereafter in force upon real estate investment trusts formed under the Texas REIT Act, or any successor statute, in each case as the same may be amended, modified or supplemented from time to time, the Company shall have the power (i) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with real and personal property directly or through one or more subsidiaries or affiliates; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing; and (iii)

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in general, to possess and exercise all the purposes, powers, rights and privileges granted to, or conferred upon real estate investment trusts by the laws of the State of Texas now or hereafter in force, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated, implied or incidental to the powers or purposes herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any such purposes.

        SECTION 1.4 Definitions. In addition to other terms defined in throughout this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

        "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

        "Acquisition Fee" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

        "Advisor" or "Advisors" means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 4.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.

        "Advisory Agreement" means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

        "Affiliate" or "Affiliated" means, as to any Person, (i) any Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with such Person; (ii) any Person, directly or indirectly owning, controlling, or holding with power to vote ten percent or more of the outstanding voting securities of such Person; (iii) any officer, director, trust manager, general partner or trustee of such Person;
(iv) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person is an officer, director, trust manager, general partner, or trustee of a Person, the Person for which such Person acts in any such capacity.

        "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-

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cash reserves, computed by taking the average of such values at the end of each month during such period.

        "Bylaws" means the bylaws of the Company, as the same are in effect from time to time.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

        "Common Shares" is defined in Section 7.1(a).

        "Company Property" means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.

        "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

        "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.

        "Contract Price for the Property" means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.

        "Development Fee" means a fee for the packaging of a Property; including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.

        "Distributions" means any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes. The Company will make no distributions other than distributions of money or readily marketable securities unless the requirements of Section 7.1(e) hereof are satisfied.

        "Independent Expert" means a Person or entity with no material current or prior business or personal relationship with the Advisor or the Trust Managers and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

        "Independent Trust Manager" means a Trust Manager who is not, and within the last two years has not been, directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer, trust manager or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Trust Manager, for the Company, (v) service as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Trust Manager's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates or the Company. A business or professional relationship is considered material if the gross

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revenue derived by the Trust Manager from the Advisor and Affiliates exceeds five percent of either the Trust Manager's annual gross revenue during either of the last two years or the Trust Manager's net worth on a fair market value basis.

        "Invested Capital" means the amount calculated by multiplying the total number of Shares purchased by Shareholders by the issue price, reduced by the portion of any Distribution that is attributable to net sales proceeds of any Properties.

        "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement fees or other Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share for which reduced Selling Commissions are paid to the Advisor or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share.

        "Joint Ventures" means those joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

        "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

        "Listing" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

        "Net Assets" means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

        "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.

        "Operating Expenses" means all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory expenses, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, and (vi) real estate commissions on the Sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

        "Operating Partnership" means Hartman REIT Operating Partnership, L.P., a Delaware limited partnership.

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        "Op Units" means a unit of limited partnership interest in the Operating
Partnership.

        "Organizational and Offering Expenses" means any and all costs and expenses incurred by the Company and to be paid in connection with the marketing and distribution of Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the securities under Federal and State laws, including accountants' and attorneys' fees.

        "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, trust, unincorporated association or other entity and also includes a "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934.

        "Preferred Shares" is defined in Section 7.1(a).

        "Property" or "Properties" means the real properties which are acquired by the Company, either directly or through Joint Venture arrangements, the Operating Partnership or other partnerships.

        "Real Property" or "Real Estate" means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

        "REIT" means a "real estate investment trust" as defined in Section 856 of the Code and applicable Treasury Regulations.

        "REIT Provisions" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

        "Restricted Initial Investment" means the first $200,000 (in the form of 20,000 OP Units of the Operating Partnership) invested by the Sponsor as a portion of the initial capitalization of the Company (by an investment in the Operating Partnership) contributed by the Sponsor or its Affiliates.

        "Roll-up Entity" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

        "Roll-up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no

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significant adverse change in Shareholder voting rights, the term of existence of the Company, compensation to the Advisor or the investment objectives of the Company.

        "Sale" or "Sales" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including and event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or
(i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

        "Securities" means Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

        "Selling Commissions" means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares.

        "Shareholders" means the registered holders of the Company's Shares.

        "Shares" is defined in Section 7.1(a).

        "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Advisor to sell Shares.

        "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

                a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

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                b.      receiving a material participation in the Company in
        connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

                c. having a substantial number of relationships and contacts with the Company;

                d. possessing significant rights to control Company properties;

                e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

                f. providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

        "Successor" means any successor in interest of the Company.

        "Trust Managers," "Board of Trust Managers" or "Board" means, collectively, the individuals named in Section 2.1 so long as they continue in office and all other individuals who have been duly elected and qualify as Trust Managers of the Company hereunder.

        "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   ARTICLE II

                             BOARD OF TRUST MANAGERS

        SECTION 2.1 Number. The number of Trust Managers shall be seven. The number of Trust Managers shall be fixed by, or in the manner provided in, the Bylaws of the Company, and may be increased or decreased from time to time in a manner as prescribed by the Bylaws. A Trust Manager may be removed by the vote of the holders of two-thirds of the outstanding Shares at a special meeting of the Shareholders called for such purpose pursuant to the Bylaws. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Trust Manager should be removed. The name and business address of the Trust Managers are as follows:

              Name                                Business Address
        ----------------            --------------------------------------------

        Allen R. Hartman            1450 W. Sam Houston Parkway North, Suite 100
                                    Houston, Texas 77043

        Robert W. Engel             1450 W. Sam Houston Parkway North, Suite 100
                                    Houston, Texas 77043

        Jack L. Mahaffey            1450 W. Sam Houston Parkway North, Suite 100
                                    Houston, Texas 77043

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              Name                                Business Address
        ----------------            --------------------------------------------

        Chris A. Minton             1450 W. Sam Houston Parkway North, Suite 100
                                    Houston, Texas 77043

        Sam Hathorn                 1450 W. Sam Houston Parkway North, Suite 100
                                    Houston, Texas 77043

        Chand Vyas                  1450 W. Sam Houston Parkway North, Suite 100
                                    Houston, Texas 77043

        Allen Cecil                 1450 W. Sam Houston Parkway North, Suite 100
                                    Houston, Texas 77043

A majority of the Board of Trust Managers will be Independent Trust Managers except for a period of 60 days after the death, removal or resignation of an Independent Trust Manager. Any vacancies will be filled by the affirmative vote of a majority of the remaining Trust Managers, though less than a quorum. Independent Trust Managers shall nominate replacements for vacancies in the Independent Trust Manager positions. No reduction in the number of Trust Managers shall cause the removal of any Trust Manager from office prior to the expiration of his term. Cumulative voting for the election of Trust Managers is prohibited.

        SECTION 2.2 Experience. A Trust Manager shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Trust Managers shall have three years of relevant real estate experience.

        SECTION 2.3 Committees. Subject to the Texas REIT Act and the Bylaws, the Trust Managers may establish such committees as they deem appropriate, in their discretion, provided that the majority of the members of each committee are Independent Trust Managers.

        SECTION 2.4 Term. Each Trust Manager shall hold office for one year, until the next annual meeting of Shareholders, or (if longer) until his a successor has been duly elected and qualified. Trust Managers may be elected to an unlimited number of successive terms.

        SECTION 2.5 Fiduciary Obligations. The Trust Managers serve in a fiduciary capacity to the Company and have a fiduciary duty to the Shareholders of the Company, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor.

        SECTION 2.6 Approval by Independent Trust Managers. A majority of Independent Trust Managers must approve all applicable matters to which Sections 2.1, 4.1, 4.2, 4.5, 4.6, 4.8, 4.9, 4.10, 5.2, 5.3, 5.4(f), 5.4(k), 7.7, 8.1 and
9.2 herein apply.

        SECTION 2.7 Resignation. Any Trust Manager may resign by written notice to the Board of Trust Managers, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice.

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                                   ARTICLE III

                            POWERS OF TRUST MANAGERS

        SECTION 3.1 General. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of Trust Managers under the Texas REIT Act and other applicable law, the business and affairs of the Company shall be managed under the direction of the Board of Trust Managers and the Trust Managers shall have full, exclusive and absolute power, control and authority over the business of the Company. The Trust Managers have established the written policies on investments and borrowing set forth in this Article III and Article V hereof and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Trust Managers may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. A majority of the Board of Trust Managers, including a majority of Independent Trust Managers, have ratified this Declaration of Trust, which shall be construed with a presumption in favor of the grant of power and authority to the Trust Managers. Any construction of this Declaration of Trust or determination made in good faith by the Trust Managers concerning their powers and authority hereunder shall be conclusive.

        SECTION 3.2 Specific Powers and Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by this Declaration of Trust, the Bylaws or applicable law, the Trust Managers, without any vote, action or consent by the Shareholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

            (a) Subject to Article V and Section 9.5 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Trust Managers or the possible termination of the Company, for such consideration as the Trust Managers may deem proper (including cash, property of any kind or Securities of the Company).

            (b) The Board of Trust Managers shall use its best efforts to cause the Company to qualify as a REIT for U.S. federal income tax treatment in accordance with the REIT Provisions. In furtherance of the foregoing, the Board of Trust Managers shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion), to preserve the status of the Company as a REIT; provided, however, that in the event that the Board of Trust Managers determines, by vote of at least two-thirds of the Trust Managers, that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Trust Managers shall take such actions as are required by the Code, the Texas REIT Act and other applicable law, to cause the matter of termination of qualification as a REIT to be submitted to a vote of the Shareholders of the Company pursuant to Section 8.2.

            (c) Subject to the provisions of Article VII hereof, the Texas REIT Act and applicable law, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company, in shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such voting rights, dividend or interest rates,

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powers, preferences, conversion or redemption prices or other rights as the
Trust Managers may determine, without vote of or other action by the Shareholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Trust Managers determine; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company.

            (d) To terminate the status of the Company as a REIT under the REIT Provisions; provided, however, that the Board of Trust Managers shall take no action to terminate the Company's status as a REIT under the REIT Provisions until such time as (i) the Board of Trust Managers adopts a resolution recommending that the Company terminate its status as a REIT under the REIT Provisions, (ii) the Board of Trust Managers presents the resolution at an annual or special meeting of the Shareholders, and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Shares.

            (e) To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such amendments are not inconsistent with the provisions of this Declaration of Trust, and further provided that the Trust Managers may not amend the Bylaws, without the affirmative vote of a majority of the Shares, to the extent that such amendments adversely affect the rights, preferences and privileges of Shareholders.

            (f) To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of this Declaration of Trust, even if such powers are not specifically provided hereby.

                                   ARTICLE IV

                                     ADVISOR

        SECTION 4.1 Appointment and Initial Investment of Advisor. The Trust Managers are responsible for setting the general policies of the Company and for the general supervision of the Company's business. However, the Trust Managers are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Trust Manager) as an Advisor and may grant or delegate such authority to the Advisor as the Trust Managers may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. The Sponsor or any Affiliate may not sell the Restricted Initial Investment while the Sponsor remains the initial Advisor.

        SECTION 4.2     Supervision of Expenses and the Advisor.

        (a) The Trust Managers shall evaluate the performance of the Advisor before entering into or renewing an advisory contract and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Trust Managers may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Trust Managers.

The Trust Managers shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Shareholders and are fulfilled.

        (b) The Independent Trust Managers are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated companies. Each such determination shall be reflected in the minutes of the meetings of the Board of Trust Managers. In addition, from time to time, but at least annually, a majority of the Independent Trust Managers and a majority of Trust Managers not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Independent Trust Managers also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Trust Managers will consider factors such as:

                (i)     the Net Assets and Net Income of the Company,

                (ii) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's portfolio,

                (iii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company,

                (iv) rates charged to comparable companies and to investors other than comparable companies by advisors performing the same or similar services,

                (v) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business,

                (vi) the quality and extent of service and advice furnished by the Advisor,

                (vii) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account.

The Independent Trust Managers may also consider all other factors which they deem relevant and the findings of the Independent Trust Managers on each of the factors considered shall be recorded in the minutes of the Board of Trust Managers.

        (c) The Board of Trust Managers shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

        SECTION 4.3 Fiduciary Obligations. The Advisor has a fiduciary responsibility to the Company and to the Shareholders.

        SECTION 4.4 Termination. Either a majority of the Independent Trust Managers or the Advisor may terminate the advisory contract on 60 days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Trust Managers in making an orderly transition of the advisory function.

        SECTION 4.5 Real Estate Commission on Sale of Property. The Company may pay the Advisor a real estate disposition fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission, or (ii) three percent of the sales price of such Property or Properties. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties.

        SECTION 4.6 Organizational and Offering Expenses. The Company shall only pay reasonable Organizational and Offering Expenses and in all events such expenses shall not exceed 15% of Gross Proceeds of any applicable offering.

        SECTION 4.7 Acquisition Fees and Expenses. The Company may pay the Advisor and its Affiliates and amount of up to 3% of the Gross Proceeds for the review and evaluation of potential Real Property acquisitions. The Company shall reimburse the Advisor and its Affiliates an amount of up to 0.5% of the Gross Proceeds for Acquisition Expenses incurred by the Advisor or its Affiliates.

        SECTION 4.8 Reimbursement for Operating Expenses. The Company shall reimburse the Advisor, at the end of each fiscal quarter, for Operating Expenses incurred by the Advisor; provided, however that the Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of each fiscal quarter, the Advisor will reimburse the Company for any amounts by which the Operating Expenses exceeded the 2% / 25% Guidelines for such year, unless the Independent Trust Managers determine that such excess was justified. Within 60 days after the end of any fiscal quarter of the Company for which Operating Expenses (for the 12 months just ended) exceed the 2%/25% Guidelines, the Advisor shall send a written disclosure of such fact to the Shareholders containing an explanation of the factors the Independent Trust Managers considered in arriving at the conclusion of whether or not such higher Operating Expenses were justified. If the Independent Trust Managers do not determine that such excess Operating Expenses are justified, the Advisor shall reimburse the Company within a reasonable time after the end of such 12-month period the amount by which the Operating Expenses exceeded the 2%/25% Guidelines.

        SECTION 4.9 Reimbursement Limitation. The Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

        SECTION 4.10 Limitation on Acquisition Fees and Acquisition Expenses. Notwithstanding anything contained in this Article IV, the total of all Acquisition Fees and Acquisition Expenses shall not exceed, in the aggregate, an amount equal to 6% of the Contract Price for the Property with respect to Properties purchased by the Company; provided, however, that a majority of the Trust Managers (including a majority of the Independent Trust Managers) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

                                    ARTICLE V

                      INVESTMENT OBJECTIVES AND LIMITATIONS

        SECTION 5.1 Investment Objectives. The Company's primary investment objectives are: (i) to maximize cash available for Distribution; (ii) to realize capital appreciation upon the ultimate sale of the Company's Properties; (iii) to provide Shareholders with liquidity of their investment through the Listing of the Shares, and (iv) to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions. The sheltering from tax of income from other sources is not an objective of the Company.

        SECTION 5.2 Review of Objectives. The Independent Trust Managers shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Trust Managers.

        SECTION 5.3     Certain Permitted Investments.

        (a) The Company may invest in Properties. The Company shall ordinarily purchase or invest in Properties based on their fair market value as determined by a majority of the Trust Managers or, if decided by a majority of the Independent Trust Managers, as determined by an Independent Expert.

        (b) The Company may invest in Joint Ventures with the Sponsor, Advisor, one or more Trust Managers or any Affiliate, if a majority of Trust Managers (including a majority of Independent Trust Managers) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

        (c) Subject to any limitations in Section 5.4(h), the Company may invest in equity securities if a majority of Trust Managers (including a majority of Independent Trust Managers) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

        SECTION 5.4 Investment Limitations. In addition to other investment restrictions imposed by the Trust Managers from time to time, consistent with the Company's objective of qualifying as a REIT, the following shall apply to the Company's investments:

        (a) Not more than 10% of the Company's total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

        (b) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company's ordinary business of investing in real estate assets and mortgages.

        (c) The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Trust Managers so determine, and in all cases in which the transaction is with the Advisor, Trust Managers, or any Affiliates, such appraisal of the underlying property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company's records for at least five years and shall be available for inspection and duplication by any Shareholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

        (d) The Company shall not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

        (e) The Company shall not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company's tangible assets (which would be included within the 25% limitation).

        (f) The Company shall not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an Asset Coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset Coverage," for the purpose of this Section 5.4(f) means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

        (g) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Trust Managers, the Sponsor or an Affiliate of the Company. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by this Declaration of Trust.

        (h) The Company shall not underwrite the Securities of other issuers. In addition, the Company shall not invest in Securities of other issuers, except for investments in Joint Ventures as described herein, unless a majority of the Trust Managers (including a majority of

Independent Trust Managers) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

        (i) The Company shall not issue (i) equity securities redeemable solely at the option of the holder; (ii) non-voting or non-assessable securities; (iii) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its Shareholders ratably, (2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to Trust Managers, officers or employees of the Company or the Advisor. Options may not be issued to the Advisor, Trust Manager, Sponsor or any Affiliate thereof except on the same terms as such Options are sold to the general public, when applicable. Options may be issued to persons other than the Advisor, Trust Managers, Sponsor or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Trust Managers has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Trust Managers, Sponsor or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

        (j) A majority of the Trust Managers shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Trust Managers determine, or if the Property is acquired from the Advisor, a Trust Manager, the Sponsor or their Affiliates, such fair market value shall be determined by an Independent Expert selected by the Independent Trust Managers.

        (k) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Trust Managers at least quarterly. The maximum amount of such Leverage shall not exceed 75% of the Properties' aggregate value, provided, that Leverage on individual Properties may exceed such limit, unless approved by the Independent Trust Managers and disclosed to the Shareholders in the next quarterly report of the Company.

        (l) The Sponsor, Advisor, Trust Managers and any Affiliates thereto shall not make loans to the Company, or to Joint Ventures, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of Trust Managers (including a majority of Independent Trust Managers) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties.

        (m) The Company shall not make loans to the Sponsor, Advisor, Trust Managers, officers or any principal of the Company or any of its Affiliate.

        (n) The Company shall not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

        (o) The Company shall not issue (i) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; or (ii) Shares on a deferred payment basis or under similar arrangements.

        (p) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

The foregoing investment limitations may not be modified or eliminated without the approval of Shareholders owning a majority of the outstanding Shares and a majority of the Independent Trust Managers not otherwise interested in the transaction.

                                   ARTICLE VI

                              CONFLICTS OF INTEREST

        SECTION 6.1 Sales and Leases to Company. The Company may purchase or lease a Property or Properties from the Sponsor, Advisor, a Trust Manager, or any Affiliate upon a finding by a majority of Trust Managers (including a majority of Independent Trust Managers) not otherwise interested in the transaction that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Advisor, Trust Manager or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, and there is appropriate disclosure of the material facts concerning each such transaction. In no event shall the cost of such asset to the Company exceed its current appraised value.

        SECTION 6.2 Sales and Leases to the Sponsor, Advisor, Trust Managers or Affiliates. An Advisor, Trust Manager or Affiliate may purchase or lease a Property or Properties from the Company if a majority of Trust Managers (including a majority of Independent Trust Managers) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

        SECTION 6.3     Other Transactions.

        (a) No goods or services will be provided by the Advisor or its Affiliates to the Company, except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with this Declaration of Trust or if a majority of the Trust Managers (including a majority of the Independent Trust Managers) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

        (b) The Company shall not make loans to the Sponsor, Advisor, Trust Managers or any Affiliates thereof. The Sponsor, Advisor, Trust Managers and any Affiliates thereof shall not make loans to the Company, or to Joint Ventures, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of the Trust Managers (including a majority of the Independent Trust Managers) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

        SECTION 6.4 Conflict Resolution Procedures. In the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board of Trust Managers and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity's investments by types of commercial office properties and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the entities to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each entity, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If the subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Trust Managers and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity Affiliated with the Advisors or its Affiliates may make the investment. The Independent Trust Managers have a duty to insure that this allocation of investment opportunities is applied fairly to the Company.

        SECTION 6.5 Transactions with Affiliates. The Company shall not engage in transactions with any Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Trust Managers (including a majority of the Independent Trust Managers) not Affiliated with the person who is party to the transaction and:

            (i) The transaction is fair and reasonable to the Company and its Shareholders.

            (ii) The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis and known to the Trust Managers.

            (iii) The total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved, as determined by an Independent Expert.

            (iv) Payments to the Advisor, its Affiliates and the Trust Managers for services rendered in a capacity other than that as Advisor or Trust Manager may only be made upon a determination that:

                    (a) The compensation is not in excess of their compensation paid for any comparable services; and

                    (b) The compensation is not greater than the charges for comparable services available from others who are competent and not Affiliated with any of the parties involved.

            (v) The Company will not make loans to the Advisor or other Affiliates, or to any trust managers, director, officer or principal of the Company or any of its Affiliates.

Transactions between the Company and its Affiliates are further subject to any express restrictions in this Declaration of Trust or adopted by the Trust Managers in the Bylaws or by resolution, and other applicable law.

                                  ARTICLE VII

                                     SHARES

        SECTION 7.1     Authorized Capital Stock.

        (a) The aggregate number of shares of beneficial interest of all classes of shares of beneficial interest that the Trust shall have authority to issue is 450,000,000 shares, consisting of (i) 400,000,000 common shares, $0.001 par value per share ("Common Shares"), and (ii) 50,000,000 preferred shares, $0.001 par value per share ("Preferred Shares"). Unless otherwise specified, the term "Shares" in this Declaration of Trust shall be deemed to refer to the Common Shares and, solely to the extent specifically required by law or as specifically provided in any resolution or resolutions of the Trust Managers providing for the issue of any particular series of Preferred Shares, to the Preferred Shares. For purposes of Section 7.4 (other than Section 7.4(j)) of this Declaration of Trust, the term Shares shall be deemed to refer to both the Common Shares and the Preferred Shares and, for purposes of Section 7.4 (other than Section 7.4(j)), the number of outstanding Shares shall be deemed to be equal to the value of the Company's outstanding Shares as determined from time to time by resolution of the Trust Managers, such determination to include an allocation of relative value among the Common Shares and any outstanding series of Preferred Shares.

        (b) The Company may issue one or more series of Preferred Shares, each such series to consist of such number of shares as shall be determined by resolution of the Trust Managers creating such series. The Preferred Shares of each such series shall have such designations, preferences, conversion, exchange or other rights, participations, voting powers, options, restrictions, limitations, special rights or relations, limitations as to dividends, qualifications or terms, or conditions of redemption thereof, as shall be stated and expressed by the Trust Managers in the resolution or resolutions providing for the issuance of such series of Preferred Shares pursuant to the authority to do so which is hereby expressly vested in the Trust Managers. Except as otherwise specifically provided in any resolution or resolutions of the Trust Managers providing for the issue of any particular series of Preferred Shares, the number of shares of any such series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the Trust Managers. Except as otherwise specifically provided in any resolution or resolutions of the Trust Managers providing for the issue of any particular series of Preferred Shares, Preferred Shares redeemed or otherwise acquired by the Trust shall assume the status of authorized but unissued Preferred Shares and shall be unclassified as to series and may thereafter, subject to the provisions of this Article Seven and to any restrictions contained in any resolution or resolutions of the Trust Managers providing for the issuance of any such series of Preferred Shares, be reissued in the same manner as other authorized but unissued Preferred Shares.

        (c) All of the Common Shares shall be equal in all respects to each other and shall have no preference, conversion, exchange or preemptive rights. Except as otherwise specifically required by law or this Declaration of Trust, or as specifically provided in any resolution or resolutions of the Trust Managers providing for the issuance of any particular series of Preferred Shares, the exclusive voting power of the Trust shall be vested in the Common Shares. Each Common Share entitles the holder thereof to one vote at all meetings of the Shareholders.

        (d) The Company shall issue Shares for consideration consisting of any tangible or intangible benefit to the Company, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Company, such consideration to be determined by the Trust Managers. When issued, all Shares are non-assessable.

        (e) The Trust Managers from time to time may authorize and the Company may pay to Shareholders such Distributions in cash or other property as the Trust Managers in their discretion shall determine. The Trust Managers shall endeavor to authorize and the Company may pay such Distributions as shall be necessary for the Company to qualify as a REIT; provided, however, Shareholders shall have no right to any Distribution unless and until declared by the Trust Managers. The exercise of the powers and rights of the Trust Managers pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Company or by his duly authorized agent shall be a sufficient discharge for all Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities and distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of these Articles of Incorporation.

        SECTION 7.2 General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust, the Texas REIT Act or in the resolution creating any class or series of Shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Trust Managers; the Shareholders shall have no interest therein other than the beneficial interest in the Company conferred by their Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any Company Property. The death of a Shareholder shall not terminate the Company or give his legal representative any rights against other Shareholders, the Trust Managers or the Company Properties, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Shares. Shareholders shall not have any preemptive or other right to purchase or subscribe for any Securities of the Company which the Company may at any time issue or sell.

        SECTION 7.3     Suitability Standards.

        (a) Subject to suitability standards established by individual states or any higher standards established by the Board, to become a Shareholder in the Company, if such prospective Shareholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Shareholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

                (i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

                (ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

        (b) The Sponsor and each Person selling Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Shareholder. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Shareholder:

                (i) meets the minimum income and net worth standards established for the Company;

                (ii) can reasonably benefit from the Company based on the prospective Shareholder's overall investment objectives and portfolio structure;

                (iii) is able to bear the economic risk of the investment based on the prospective Shareholder's overall financial situation; and

                (iv) has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Shareholder may lose the entire investment; (3) the lack of liquidity of Company Shares; (4) the restrictions on transferability of Company Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment.

The Sponsor or each Person selling shares on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Shareholder, as well as any other pertinent factors. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Shareholder. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records for at least six years.

        (c) Subject to certain individual state requirements or higher standards established by the Board from time to time, no sale or transfer of Shares will be permitted of a number of Shares valued at less than $1,000, and a Shareholder shall not transfer, fractionalize or subdivide such Shares so as to retain less than such minimum number thereof.

        SECTION 7.4     Restrictions on Ownership and Transfer.

        (a)     For purposes of this Section 7.4:

                (i) The term "Charitable Beneficiary" shall mean, with respect to any Beneficial Trust (as defined below), one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Trustee (as defined below) as the beneficiary or beneficiaries of such Beneficial Trust, in accordance with the provisions of Section 7.4(e)(1).

                (ii) The term "Convertible Securities" means any securities of the Company that are convertible into Shares.

                (iii) The term "individual" shall mean any natural person as well as those organizations treated as natural persons under Section 542(a) of the Code.

                (iv) The term "Market Price" means the average of the last reported sales price of Common Shares reported on the New York Stock Exchange on the five trading days immediately preceding the relevant date, or if the Common Shares are not then traded on the New York Stock Exchange, the last reported sales price of the Common Shares on the five trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares may be traded, or if the Common Shares are not then traded over any exchange or quotation system, then the market price of the Common Shares on the relevant date as determined in good faith by the Trust Managers.

                (v) The term "ownership" (including "own" or "owns") of Shares means beneficial ownership. Beneficial ownership, for this purpose shall be defined to include actual ownership by a Person as well as constructive ownership by such Person after application of principles in accordance with or by reference to Sections 544 or 856 of the Code.

                (vi) The term "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.4(e)(v).

                (vii) The term "Purported Beneficial Transferee" shall mean, with respect to any purported transfer that results in Excess Securities (as defined herein), the purported beneficial transferee for whom the Purported Record Transferee would have acquired Securities of the Trust if such transfer had been valid under Section 7.4(b).

                (viii) The term "Purported Record Transferee" shall mean, with respect to any purported transfer which results in Excess Securities, the Person who would have been the record holder of the Securities of the Trust if such transfer had been valid under Section 7.4(b).

                (ix) The term "Securities" means Shares and Convertible Securities, for the purposes of this Section 7.4 only.

        (b) No Person may own Shares of any class with an aggregate value in excess of 9.8% of the aggregate value of all outstanding Shares of such class of Shares or more than 9.8% of the number of outstanding Shares of any class of Shares (the limitation on the ownership of outstanding Shares is referred to in this Section 7.4 as the "Ownership Limit" and the 9.8% threshold is referred to in this Section 7.4 as the "Percentage Limit"), and no Securities shall be accepted, purchased, or in any manner acquired by any Person if such issuance or transfer would result in that Person's ownership of Shares exceeding the Percentage Limit. For purposes of determining if the Ownership Limit is exceeded by a Person, Convertible Securities owned by such Person shall be treated as if the Convertible Securities owned by such Person had been converted into Shares if the effect of such treatment would be to increase the ownership percentage of such Person in the Company. The Ownership Limit shall not apply (i) to acquisitions of Securities by any Person that has made a tender offer for all outstanding Shares (including Convertible Securities) in conformity with applicable federal securities laws, (ii) to the acquisition of Securities of the Trust by an underwriter in a public offering of Securities of the Company, or in any transaction involving the issuance of Securities by the Company, in which a majority of the Trust Managers determines that the underwriter or other Person or party initially acquiring such Securities will timely distribute such Securities to or among others so that, following such distribution, none of such Securities will be Excess Securities, (iii) to the acquisition of Securities pursuant to the exercise of employee share options, or (iv) to the acquisition of Securities pursuant to an exception made pursuant to Section 7.4(h).

        (c) Nothing in this Section 7.4 shall preclude the settlement of any transaction in Securities entered into through the facilities of the New York Stock Exchange. If any Securities are accepted, purchased, or in any manner acquired by any Person which results in a violation of Section 7.4(b) or (f) hereof, such issuance or transfer shall be valid only with respect to such amount of Securities issued or transferred as does not result in a violation of
Section 7.4(b) or (f) hereof, and such acceptance, purchase or acquisition shall be void ab initio with respect to the amount of Securities that results in a violation of Section 7.4(a) or (e) hereof (the "Excess Securities"), and the intended transferee of such Excess Securities shall acquire no rights in such Excess Securities except as set forth in Section 7.4(e) below.

        (d) Each Shareholder shall, within ten days of demand by the Company, disclose to the Company in writing such information with respect to his, her or its ownership of Shares as the Trust Managers in their discretion deem necessary or appropriate in order that the Company may fully comply with all REIT Provisions and to comply with the requirements of any taxing authority or governmental agency. All Persons who own Shares in excess of the Percentage Limit must disclose in writing such ownership information to the Trust no later than January 31 of each year. Failure to provide such information, upon reasonable request, shall result in the Securities so owned being treated as Excess Securities pursuant to this Section 7.4 for so long as such failure continues.

        (e) The Excess Securities, and the owners thereof, shall have the following characteristics, rights and powers:

                (i) Upon any purported purchase, sale, exchange, acquisition, disposition or other transfer or upon any change in the capital structure of the Trust (including any redemption of Securities) that results in Excess Securities pursuant to Section 7.4(b) or (f), such Excess Securities shall be deemed to have been transferred to a trust ("Beneficial Trust") for registration in the name of the trustee named by the Company (the "Trustee") for the exclusive benefit of the Charitable Beneficiary to whom an interest in such Excess Securities may later be transferred pursuant to Section 7.4(e)(v). The Company shall name a Trustee and Charitable Beneficiary of each Beneficial Trust within five days after discovery of the existence thereof. Any such Excess Securities so held in the Beneficial Trust shall be issued and outstanding shares of the Company. The Purported Record Transferee (or Purported Beneficial Transferee, if applicable) shall have no rights in such Excess Securities except as provided in this Section 7.4(e).

                (ii) The Trustee, as record holder of the Excess Securities, shall be entitled to receive all Distributions as may be declared by the Trust Managers on such Excess Securities, and shall hold such Distributions in trust for the benefit of the Charitable Beneficiary. The Purported Record Transferee (or Purported Beneficial Transferee, if applicable) with respect to the Excess Securities shall repay to the Trustee the amount of any Distributions received by it that (1) are attributable to any Excess Securities and (2) the record date of which was on or after the date that such shares became Excess Securities. The Company shall take all measures that it determines reasonably necessary to recover the amount of any such Distribution paid to the Purported Record Transferee (or Purported Beneficial Transferee, if applicable), including, if necessary, withholding any portion of future Distributions payable on Excess Securities beneficially owned or constructively owned by the Person who, but for the provisions of Section 7.4(e)(i), would constructively own or beneficially own the Excess Securities; and, as soon as reasonably practicable following the Trust's receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Charitable Beneficiary the Distributions so received or withheld, as the case may be.

                (iii) In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Company (other than a Distribution), the Trustee of each Beneficial Trust shall be entitled to receive, ratably with each other holder of Securities of the same class or series, that portion of the assets of the Company which is available for distribution to the holders of such class and series of Securities. The Trustee shall distribute to the Purported Record Transferee the amounts received upon such liquidation, dissolution, or winding up, or distribution, provided, however, that the Purported Record Transferee shall not be entitled to receive amounts pursuant to this Section 7.4(e)(iii) in excess of, in the case of a purported transfer in which the Purported Record Transferee gave value for Securities and which transfer resulted in the transfer of Excess Securities to the Beneficial Trust, the price per share or security, if any, such Purported Record Transferee paid for the Securities and, in the case of a transfer in which the Purported Record Transferee did not give value for such Securities (e.g., if the Securities were received through a gift or devise) and which transfer resulted in the transfer of Excess Securities to the Beneficial Trust, the price per share or security equal to the Market Price on the date of such transfer. Any remaining amount in such Beneficial Trust shall be distributed to the Charitable Beneficiary.

                (iv) The Trustee shall be entitled to vote all Excess Securities. Any vote by a Purported Record Transferee as a holder of Shares or Securities prior to the discovery by the Company that the Securities are Excess Securities shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Excess Securities and the Purported Record Transferee shall be deemed to have given, as of the close of business on the business day prior to the date of the purported transfer that results in the transfer to the Beneficial Trust of Excess Securities under Section 7.4(e)(i), an irrevocable proxy to the Trustee to vote the Excess Securities in the manner in which the Trustee, in its sole and absolute discretion, desires.

                (v) The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee (as hereinafter defined) of any Excess Securities. In an orderly fashion so as to not materially and adversely affect the Market Price of the Excess Securities, the Trustee may designate any Person as a Permitted Transferee, provided, however, that (1) the Permitted Transferee so designated purchases the Excess Securities for valuable consideration (whether in a public or private sale), at a price as set forth in Section 7.4(e)(vii) and (2) the Permitted Transferee so designated may acquire such Excess Securities without such acquisition resulting in a transfer to a Beneficial Trust and the redesignation of such Securities so acquired as Excess Securities under Section 7.4(e)(i). Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of Section 7.4(e)(v), the Trustee of a Beneficial Trust shall (w) cause to be transferred to the Permitted Transferee that number of Excess Securities acquired by the Permitted Transferee, (x) cause to be recorded on the books of the Company that the Permitted Transferee is the holder of record of such number of Securities, (y) cause the Excess Securities to be canceled, and (z) distribute to the Charitable Beneficiary any and all amounts held with respect to the Excess Securities after making that payment to the Purported Record Transferee pursuant to Section 7.4(e)(vi).

                (vi) Any Purported Record Transferee shall be entitled (following discovery of the Excess Securities and subsequent designation of the Permitted Transferee in accordance with Section 7.4(e)(v)) to receive from the Trustee upon the sale or other disposition of such Excess Securities the lesser of (1) in the case of (A) a purported transfer in which the Purported Record Transferee (or Purported Beneficial Transferee, if applicable) gave value for Securities and which transfer resulted in the transfer of Excess Securities to the Beneficial Trust, the price per share, if any, such Purported Record Transferee (or Purported Beneficial Transferee, if applicable) paid for the Securities, or (B) a transfer in which the Purported Record Transferee (or Purported Beneficial Transferee, if applicable) did not give value for such Securities (e.g., if the Securities were received through a gift or devise) and which transfer resulted in the transfer of Excess Securities to the Beneficial Trust, the price per share equal to the Market Price on the date of such transfer, and (2) the price per share received by the Trustee of the Beneficial Trust from the sale or other disposition of such Excess Securities in accordance with Section 7.4(e)(v) or (vii). Any amounts received by the Trustee for such Excess Securities and in excess of such amounts to be paid the Purported Record Transferee pursuant to Section 7.4(e)(vi) shall be distributed to the Charitable Beneficiary in accordance with the provisions of Section 7.4(e)(v). Each Charitable Beneficiary and Purported Record Transferee (and Purported Beneficial Transferee, if different) waives any and all claims that each may have against the Trustee and the Beneficial Trust arising out of the disposition of the Excess Securities, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 7.4(e) by such Trustee or the Company.

                (vii) Excess Securities shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such Excess Securities (or, in the case of devise or gift, the Market Price at the time of such devise or gift) and (2) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 90 days after the later of (y) the date of the transfer which resulted in such Excess Securities and (z) the date the Company determines in good faith that a transfer resulting in Excess Securities has occurred, if the Company does not receive a notice of such transfer pursuant to Section 7.4(e)(v).

        (f) Any sale, transfer, gift, assignment, devise or other disposition of Shares (for purposes of this Section 7.4(f), a "transfer") that, if effective, would result in (i) the Shares of the Company being owned by less than 100 persons (determined without reference to any rules of attribution) shall be void ab initio as to the Shares which would otherwise be beneficially owned by the transferee, (ii) the Company being "closely held" within the meaning of
Section 856(h) of the Code, shall be void ab initio as to the transfer of the Shares that would cause the Company to be "closely held" within the meaning of
Section 856(h) of the Code, (iii) the Company owning, directly or indirectly, 10% or more of the ownership interest in any tenant or subtenant of the Company's Properties within the meaning of Section 856(d)(2)(B) of the Code and the Treasury Regulations thereunder, shall be void ab initio, or (iv) the disqualification of the Company as a REIT shall be void ab initio as to the transfer of the Shares that would cause the Company to be disqualified as a REIT, and, in the case of each of clauses (i), (ii), (iii) and (iv) of this
Section 7.4(f), the intended transferee shall acquire no rights in such Shares, except as may be provided by Section 7.4(e) above.

        (g)     If any of the restrictions on transfer set forth in this Section
7.4 are determined to be void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Securities may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Excess Securities and to hold the Excess Securities on behalf of the Company.

        (h) The Percentage Limit and the Ownership Limit shall not apply to Securities which the Trust Managers in their sole discretion may exempt from the Percentage Limit and the Ownership Limit (i) prior to the qualification of the Company to be taxed as a REIT under the Code or (ii) while owned by a Person who has provided the Company with evidence and assurances acceptable to the Trust Managers that the qualification of the Company as a REIT would not be jeopardized thereby. Until revoked as provided by this Section 7.4(h), the Percentage Limit and Ownership Limit shall not apply to the Advisor and its Affiliates provided the Advisor provides assurances to the Trust Managers that the qualification of the Company as a REIT would not be jeopardized thereby. The Trust Managers, in their sole discretion, may at any time revoke any exception pursuant to this Section 7.4(h) in the case of any Person, and upon such revocation, the provisions of Section 7.4(b) shall immediately become applicable to such Person and all Securities which such Person may own. A decision to exempt or refuse to exempt from the Percentage Limit the ownership of certain designated Securities, or to revoke an exemption previously granted, shall be made by the Trust Managers in their sole discretion, based on any reason whatsoever, including, but not limited to, the preservation of the Trust's qualification as a REIT.

        (i) Subject to the provisions of the first sentence of Section 7.4(c), nothing herein contained shall limit the ability of the Company to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Company and the interests of its security holders by preservation of the Trust's status as a qualified REIT under the Code.

        (j) All Persons who own 5% or more of the outstanding Shares during any taxable year of the Company shall file with the Company an affidavit setting forth the number of Shares during such taxable year owned directly (held of record by such Person or by a nominee or nominees of such Person) and constructively owned (within the meaning of Section 544 of the Code or for purposes of Rule 13(d) of the Securities Exchange Act of 1934) by the Person filing the affidavit. The affidavit to be filed with the Company shall set forth all the information required to be reported in returns of shareholders under
Section 1.857-9 of the Treasury Regulations or similar provisions of any successor Treasury Regulations and in reports to be filed under Section 13(d) of the Securities Exchange Act of 1934. The affidavit or an amendment to a previously filed affidavit shall be filed with the Company annually within 60 days after the close of the Trust's taxable year. A Person shall have satisfied the requirements of this Section 7.4(j) if the Person furnishes to the Company the information in such Person's possession after such Person has made a good faith effort to determine the Shares it owns and to acquire the information required by Section 1.857-9 of the Treasury Regulations or similar provisions of any successor regulation.

        SECTION 7.5 Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article VII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

        SECTION 7.6 Repurchase of Shares. The Trust Managers may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Shareholders, provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, Advisor, Trust Managers or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

        SECTION 7.7 Distribution Reinvestment Plans. The Trust Managers may establish, from time to time, a Distribution reinvestment plan or plans. Pursuant to such reinvestment plan, all material information regarding the Distribution to the Shareholders and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Shareholders at least annually, and each Shareholder participating in such reinvestment plan shall have a reasonable opportunity to withdraw from the reinvestment plan at least annually after receipt of the information required by this Section 7.7.

                                  ARTICLE VIII

                                  SHAREHOLDERS

        SECTION 8.1 Meetings of Shareholders. There shall be an annual meeting of the Shareholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Trust Managers shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company's annual report to Shareholders but not less than 30 days after delivery of such report. The Trust Managers shall take reasonable steps to insure that the annual meeting is held. Trust Managers shall be elected (without the concurrence by the Trust Managers) by the affirmative vote of the holders of not less than a majority of the Shares present in person or by proxy at an annual meeting at which a quorum is present. A quorum shall be 50% of the then outstanding Shares. Special meetings of Shareholders may be called in the manner provided in the Bylaws, including by the president or by a majority of the Trust Managers, and shall be called by an officer of the Company upon written request of Shareholders holding in the aggregate not less than 10% of the outstanding Shares entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the Company shall provide all Shareholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Shareholders. If there are no Trust Managers, the officers of the Company shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trust Managers. Any meeting may be adjourned and reconvened as the Trust Managers determine or as provided by the Bylaws.

        SECTION 8.2 Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Shareholders shall be entitled to vote only on the following matters; (a) election or removal of Trust Managers, without the necessity for concurrence by the Trust Managers, as provided in Sections 2.1, 8.1 and 10.1 of this Declaration of Trust; (b) amendment of this Declaration of Trust, without the necessity for concurrence by the Trust Managers, as provided in Section 10.1 hereof; (c) termination of the Company, without the necessity for concurrence by the Trust Managers, as provided in
Section 11.2 hereof; (d) reorganization of the Company as provided in Section
10.2 hereof; (e) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 10.3 hereof; and (f) termination of the Company's status as a real estate investment trust under the REIT Provisions, as provided in Section 3.2(b) hereof. The Shareholders may terminate the status of the Company as a REIT under the Code by a vote of a majority of the Shares outstanding and entitled to vote. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trust Managers.

        SECTION 8.3 Voting Limitations on Shares Held by the Advisor, Trust Managers and Affiliates. With respect to Shares owned by the Advisor, the Trust Managers, or any of their Affiliates, neither the Advisor, the Trust Managers, nor any of their Affiliates may vote or consent on matters submitted to the Shareholders regarding the removal of the Advisor, Trust Managers or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Trust Managers and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

        SECTION 8.4 Right of Inspection. Any Shareholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

        SECTION 8.5     Access to Shareholder List.

        (a) An alphabetical list of the names, addresses and telephone numbers of the Shareholders of the Company, along with the number of Shares held by each of them (the "Shareholder List"), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Shareholder or the Shareholder's designated agent at the home office of the Company upon the request of the Shareholder. The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Shareholder so requesting within ten days of the request. The copy of the Shareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Shareholder request. A

Shareholder may request a copy of the Shareholder List in connection with matters relating to Shareholders' voting rights, and the exercise of Shareholder rights under federal proxy laws.

        (b) If the Advisor or Trust Managers neglect or refuse to exhibit, produce or mail a copy of the Shareholder List as requested, the Advisor and the Trust Managers shall be liable to any Shareholder requesting the list for the costs, including attorneys' fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Company. The Company may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the Company. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition, to and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

        SECTION 8.6 Reports. The Trust Managers, including the Independent Trust Managers, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Shareholder as of a record date after the end of the fiscal year and each holder of other publicly-held securities of the Company within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised;
(iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Trust Managers that the policies being followed by the Company are in the best interests of its Shareholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Trust Managers, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Trust Managers shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and
(vii) Distributions to the Shareholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Shareholders not later than 60 days after the end of the fiscal year in which the distribution was made).

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                                   ARTICLE IX

             LIABILITY OF SHAREHOLDERS, TRUST MANAGERS, ADVISORS AND
                           AFFILIATES; INDEMNIFICATION

        SECTION 9.1 Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his being a Shareholder. When the Board feels its is necessary or appropriate, the Company shall include a clause in its contracts which provides that Shareholders shall not be personally liable for obligations entered into on behalf of the Company.

        SECTION 9.2     Limitation of Liability and Indemnification.

        (a)     In this Section 9.2:

                (i) "Indemnitee" means (1) any present or former Trust Manager or officer of the Company, (2) any person who while serving in any of the capacities referred to in clause (1) hereof served at the Company's request as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise and (3) any person nominated or designated by (or pursuant to authority granted by) the Trust Managers or any committee thereof to serve in any of the capacities referred to in clauses (1) or (2) hereof.

                (ii) "Official Capacity" means (1) when used with respect to a Trust Manager, the office of Trust Manager of the Company and (2) when used with respect to a person other than a Trust Manager, the elective or appointive office of the Company held by such person or the employment or agency relationship undertaken by such person on behalf of the Company or Operating Partnership, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                (iii) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

        (b) The Company shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 9.2(a)(i), to the fullest extent that indemnification is permitted by the Texas REIT Act as the same exists or may hereafter be amended (but, in the case of any such

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amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to such amendment) or any other applicable laws presently or hereinafter in effect, provided,

                (i) that the Indemnity determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and

                (ii) the Company shall not indemnify or hold harmless the Indemnitee if: (1) in the case that the Indemnitee is a Trust Manager (other than an Independent Trust Manager) or an Advisor, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (2) in the case that the Indemnitee is an Independent Trust Manager, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee.

The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless at least one of the following conditions are met:

                (X) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee,

                (Y) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

                (Z) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Shareholders. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

        (c) Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding, shall be paid or reimbursed by the Company at reasonable intervals in advance of the final disposition of such Proceeding after receipt by the Company of a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section 9.2. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Section 9.2, the Company may pay or reimburse expenses incurred by an Indemnitee in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not named a defendant or

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respondent in the Proceeding. The Company may only pay or reimburse expenses and other costs for Indemnitees in the event (i) the applicable Proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company and (ii) the Proceeding was initiated by a third party who is not a shareholder of the Company or, if by a shareholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement or payment.

        (d) The indemnification provided by this Section 9.2 shall (i) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Company's Bylaws, any law, agreement or vote of Shareholders or disinterested Trust Managers, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any Indemnitee, both as to action in his or her Official Capacity and as to action in any other capacity, (ii) continue as to a person who has ceased to be in the capacity by reason of which he or she was an Indemnitee with respect to matters arising during the period he or she was in such capacity, and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

        (e) The provisions of this Section 9.2 are for the benefit of, and may be enforced by, each Indemnitee the same as if set forth in their entirety in a written instrument duly executed and delivered by the Company and such Indemnitee. The provisions of this Section 9.2 constitute a continuing offer to all present and future Indemnitees. The Company, by its adoption of this Declaration of Trust, (i) acknowledges and agrees that each Indemnitee of the Company has relied upon and will continue to rely upon the provisions of this
Section 9.2 in becoming and serving in any of the capacities referred to in paragraph (a)(i) of this Section 9.2, (ii) waives reliance upon, and all notice of acceptance of, such provisions by such Indemnitees and (iii) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his or her right to enforce the provisions of this Section 9.2 in accordance with their terms by any act or failure to act on the part of the Company.

        (f) No amendment, modification or repeal of this Section 9.2 or any provision of this Section 9.2 shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitees, under and in accordance with the provisions of this Section 9.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

        (g) The indemnification provided by this Section 9.2 shall be subject to all valid and applicable laws and, in the event this Section 9.2 or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such laws, such laws shall be deemed to control and this Section 9.2 shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

        SECTION 9.3 Limitation of Liability; Express Exculpatory Clauses in Instruments.

        (a) No Trust Manager or officer of the Company shall be liable to the Company for any act, omission, loss, damage, or expense arising from the performance of his or her duties under the Company save only for his or her own willful misfeasance or willful malfeasance or gross negligence. In discharging their duties to the Company, Trust Managers and officers of the

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Company shall be entitled to rely upon experts and other matters as provided in the Texas REIT Act and the Company's Bylaws.

        (b) In addition to, and in no respect whatsoever in limitation of, paragraph (a) of this Section 9.3, the liability of each Trust Manager for monetary damages shall be eliminated to the fullest extent permitted under the laws of the State of Texas, as the same exist or may be hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits broader elimination or limitation of liability of a Trust Manager than said law permitted prior to such amendment), and no Trust Manager shall be liable to the Company or its Shareholders for monetary damages except to the extent, and only to the extent, such elimination or limitation of liability is expressly prohibited under the laws of the State of Texas, as the same exist or may be hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits broader elimination or limitation of liability of a Trust Manager than said law permitted prior to such amendment). If after the date hereof the laws of the State of Texas are amended to authorize broader elimination or limitation of liability of a Trust Manager, upon the effective date of such amendment the liability of a Trust Manager shall without further act also be eliminated and limited to such broader extent to the fullest extent not prohibited by the laws of the State of Texas as so amended. This
Section 9.3 shall be deemed to be a contract with each Trust Manager who serves as such at any time while such provisions are in effect, and each such Trust Manager shall be deemed to be serving as such in reliance on the provisions of this Section 9.3. No repeal or amendment of this Declaration of Trust shall adversely affect any right or any elimination or limitation of liability of a Trust Manager existing at the time of the repeal or amendment.

        (c) Neither the Shareholders nor the Trust Managers, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Shareholders, Trust Managers, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trust Manager, officer, employee or agent liable thereunder to any third party, nor shall the Trust Managers or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

                                    ARTICLE X

                     AMENDMENT; REORGANIZATION; MERGER, ETC.

        SECTION 10.1    Amendment.

        (a) Subject to the Texas REIT Act and Section 10.1(c), this Declaration of Trust may be amended, without the necessity for concurrence by the Trust Managers, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except that:

                (i) Section 10.1 and Section 10.2 hereof may not be amended (or any other provision of this Declaration of Trust be amended or any provision of this Declaration of Trust be added that would have the effect of amending such sections) except by the

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        affirmative vote of Shareholders holding at least 80% of outstanding
        Shares entitled to vote thereon;

                (ii) Section 2.1 (insofar as the same relates solely to the designation of the number and removal of Trust Managers) may not be amended or repealed (or provisions approved that are inconsistent therewith) except by the affirmative vote of Shareholders holding at least 80% of outstanding Shares entitled to vote thereon;

                (iii) Section 7.4 (relating to the Share ownership requirements) may not be amended or repealed (or provisions approved that are inconsistent therewith) except by the affirmative vote of Shareholders holding at least 80% of outstanding Shares entitled to vote thereon; and

                (iv) no term or provision of the Declaration of Trust may be added, amended or repealed in any respect that would, in the determination of the Trust Managers, cause the Company not to qualify as REIT under the Code.

        (b) The Trust Managers, by a majority vote, may amend provisions of this Declaration of Trust from time to time as necessary to enable the Company to qualify as a REIT under the REIT Provisions. With the exception of the foregoing, the Trust Managers may not amend this Declaration of Trust.

        (c) No amendment to this Declaration of Trust may reduce amounts payable upon the liquidation of the Company or eliminate voting of any outstanding class of Shares of the Company unless approved by the affirmative vote of the holders of not less than 67% of the Shares then outstanding and entitled to vote thereon.

        SECTION 10.2 Reorganization. Subject to the provisions of any class or series of Shares at the time outstanding, the Trust Managers shall have the power (i) to cause the organization of a Person to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to, any such Person in exchange for securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such securities or beneficial interests ratably among the Shareholders according to the respective rights of the class or series of Shares held by them provided, however, that any such action shall have been approved, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

        SECTION 10.3    Merger, Consolidation or Sale of Company Property.

        (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust Managers shall have the power to

                (i)     merge the Company into another entity,

                (ii) consolidate the Company with one or more other entities into a new entity;

                (iii) sell or otherwise dispose of all or substantially all of the Company Property; or

                (iv)    dissolve or liquidate the Company;

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provided, however, that such action shall have been approved, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Trust Managers (including a majority of the Independent Trust Managers) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

        (b) In connection with any proposed Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to Shareholders who vote against the proposed Roll-Up Transaction the choice of:

                (i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

                (ii)    one of the following:

                        (1) remaining as Shareholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                        (2) receiving cash in an amount equal to the Shareholder's pro rata share of the appraised value of the Net Assets of the Company.

        (c) The Company is prohibited from participating in any proposed Roll-Up Transaction:

                (i) which would result in the Shareholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.4, and 9.1 of this Declaration of Trust;

                (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

                (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.5 and 8.6 hereof; or

                (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Shareholders.

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                                   ARTICLE XI

                               DURATION OF COMPANY

        The Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the Texas REIT Act. The Company may be terminated at any time, without the necessity for concurrence by the Board of Trust Managers, by the vote or written consent of a majority of the outstanding Shares.

                                   ARTICLE XII

                                  MISCELLANEOUS

        SECTION 12.1 Governing Law. These Articles of Incorporation are executed by the undersigned Trust Managers and delivered in the State of Texas with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Texas without regard to conflicts of laws provisions thereof.

        SECTION 12.2    Provisions in Conflict with Law or Regulations.

        If any provision of this Declaration of Trust or any application of any provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Declaration of Trust, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Declaration of Trust are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 12.2.

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